                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG, LLP INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Form S-8 File Nos. 33-90378, 33-91560, 333-29191, 333-4148 and 333-56931)
pertaining to the Employee Stock Purchase Plan and the 1995 Stock Option/Stock Issuance Plan and 1995 Non-Employee Directors Stock Option Plan of Remedy Corporation of our report dated January 20, 2000 with respect to the consolidated financial statements and schedule of Remedy Corporation included in the Annual Report on Form 10-K for the year ended December 31, 1999.

                                          /s/ ERNST & YOUNG LLP

Palo Alto, California
March 24, 2000